CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports, dated January 24, 1996, included in Snap-on Incorporated's Form 10-K for the fiscal year ended December 30, 1995 and to all references to our Firm included in this registration statement.





   /s/ Arthur Andersen LLP

   Chicago, Illinois
   January 31, 1997